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                                                                    EXHIBIT 3.21

                        DEAN HELLER                             Office Use Only:
THE GREAT SEAL          SECRETARY OF STATE
OF THE STATE
OF NEVADA               202 NORTH CARSON STREET
                        CARSON CITY, NEVADA 89701-4201
                        (775) 684 5708


                               LIMITED-LIABILITY
                                    COMPANY
                            Articles of Organization
                              (PURSUANT TO NRS 86)

            IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING.

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
1. NAME OF LIMITED-                     DREAMWELL, LTD., LLC
   LIABILITY COMPANY

2. RESIDENT AGENT NAME                  NAME
   AND STREET ADDRESS:                  ENTITY SERVICES (NEVADA), LLC
   (Must be a Nevada address
   where process may be served)         STREET ADDRESS                          CITY                ZIP
                                        2325-B RENAISSANCE DR.                  LAS VEGAS           NEVADA 89119

3. DISSOLUTION DATE:                    Latest date upon which the company is to dissolve
   (Optional - see instructions)        (if existence is not perpetual):

4. MANAGEMENT:                          Company shall be managed by  [X] Manager(s) OR   [ ] Members
   (Check One)

                                        1.  NAME  ANDREW T. PANACCIONE
   NAMES, ADDRESSES,
   OF MANAGER(S) OR                     STREET ADDRESS                          CITY                STATE       ZIP
   MEMBERS:                             2325-B RENAISSANCE DR.                  LAS VEGAS           NV          89119
   (Attach additional
   pages as necessary)                  2.  NAME  EARL C. BREWER

                                        STREET ADDRESS                          CITY                STATE       ZIP
                                        ONE CONCOURSE PARKWAY                   ATLANTA             GA          30328

                                        3.  NAME

                                        STREET ADDRESS                          CITY                STATE       ZIP

                                        4.  NAME

                                        STREET ADDRESS                          CITY                STATE       ZIP

5. OTHER MATTERS:
   (See instructions)                   Number of additional pages attached:  1


6. NAMES, ADDRESSES                     ALLEN C. TUCCI, ESQUIRE                 /s/ Allen C. Tucci
   AND SIGNATURES OF                                                            ----------------------------
   ORGANIZER(S):                        NAME                                    Signature
   (If more than two
   incorporators, please attach         STREET ADDRESS                          CITY                STATE       ZIP
   additional pages)                    300 NORTH THIRD STREET                  PHILADELPHIA        PA          19106



                                                                                ----------------------------
                                        NAME                                    Signature

                                        STREET ADDRESS                          CITY                STATE       ZIP

7. CERTIFICATE OF                       ENTITY SERVICES (NEVADA), LLC
   ACCEPTANCE OF                                                          hereby accept appointment as Resident Agent for the above
   APPOINTMENT OF                                                         named corporation.
   RESIDENT AGENT:
                                        /s/ DAVID HANCOCK                                                       8/15/01
                                        ----------------------------------------------------------------
                                        Authorized Signature of Resident agent or Resident Agent Company        DATE
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THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES. SEE ATTACHED FEE SCHEDULE.
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                            ARTICLES OF ORGANIZATION
                                       OF
                              DREAMWELL LTD., LLC

                             Additional Provisions

         8. The Company will be managed by Managers who shall comprise a board of directors (collectively, the "Managers" or "Directors" or individually, a "Manager" or "Director"), as further provided in the operating agreement of the Company, as the same shall be amended from time to time (the "Operating Agreement").

         9. No Director or Officer of the Company, if any shall be personally liable to the Company or its Members for monetary damages for breach of a fiduciary duty, provided that this provision shall not eliminate or limit the liability of a Director or Officer (i) for any breach of the Director or Officer's duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the Director or Officer derived an improper personal benefit.

         10. Each Member, Manager, officer, employee and agent of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Company's Operating Agreement, as the same may be amended from time to time, or as otherwise may be required by law.

         11. If a provision of this Certificate of Formation differs from a provision of the Company's Operating Agreement, as the same may be amended from time to time, then, to the extent allowed by law, the Operating Agreement will govern.

         12. The Company reserves the right to amend and repeal any provision of this Certificate of Formation in the manner now or hereafter provided by the Operating Agreement, or as may otherwise be provided for under the Nevada Limited Liability Company Act.

         13. The ownership interest of each Member shall be evidenced by a certificate of membership which shall be validly issued when signed by the President of the Company.

         14. The powers of the organizer shall terminate upon the execution of an Operating Agreement by the Members of the Company.